Exhibit 99.1

Contacts:	For Media:	Christopher Breslin
(212) 578-8824

	For Investors:	John McCallion
(212) 578-7888

METLIFE ANNOUNCES FOURTH QUARTER AND FULL YEAR 2011 RESULTS

– 4Q Operating Earnings of $1.4 Billion, or $1.31 Per Share, up 17% from 4Q 2010 –

– Full Year Operating Earnings of $5.4 Billion, or $5.02 Per Share, up 40% from 2010 –

– 4Q Net Income of $1.1 Billion, or $1.06 Per Share, up from $51 Million in 4Q 2010 –

– Full Year Net Income of $6.7 Billion, or $6.29 Per Share, up from $2.7 Billion in 2010 –

– Year-End Book Value of $54.59 Per Share, up 24% Over 2010 –

NEW YORK, February 14, 2012 – MetLife, Inc. (NYSE: MET) today reported fourth quarter 2011 net income of $1.1 billion, or $1.06 per share, and operating earnings1 of $1.4 billion, or $1.31 per share. MetLife today also reported full year 2011 net income of $6.7 billion, or $6.29 per share, and operating earnings of $5.4 billion, or $5.02 per share.

“MetLife had a solid year and a strong fourth quarter, even in the face of some significant market pressures,” said Steven A. Kandarian, chairman, president and chief executive officer of MetLife, Inc. “We delivered higher earnings per share over 2010. Our capital position is strong and getting stronger. And our ability to grow operating earnings in the face of low interest rates remains intact. In short, we think we’re the best-positioned company in the life insurance sector to deliver shareholder value.”

[1]

Information regarding the non-GAAP financial measures included in this press release and the reconciliation of them to GAAP measures are provided in the Non-GAAP and Other Financial Disclosures discussion below, as well as in the tables that accompany this release and/or the Fourth Quarter 2011 Quarterly Financial Supplement.

FULL YEAR 2011 SUMMARY

•	Operating earnings of $5.4 billion, or $5.02 per share, up 40% over 2010

•	Premiums, fees & other revenues of $45.7 billion, up 32% over 2010

•	Total assets of nearly $800 billion, up 9% from year-end 2010

($ in millions, except per share data)	For the year ended December 31,
	2011	2010	Change
Premiums, fees & other revenues	$45,708	$34,563	32%
Total operating revenues	$65,384	$51,443	27%

Net income	$6,713	$2,668	—
Net income per share	$6.29	$3.00	—

Operating earnings	$5,358	$3,833	40%
Operating earnings per share	$5.02	$4.31	16%

FOURTH QUARTER 2011 SUMMARY

•	Operating earnings of $1.4 billion, or $1.31 per share, up 17% over the fourth quarter of 2010

•	Total International sales up 12% compared with combined MetLife and Alico fourth quarter 2010 results

•	Premiums, fees & other revenues of $11.5 billion, up 23% over the fourth quarter of 2010, largely due to the acquisition of Alico as well as growth in the U.S.

•	Book value per share of $54.59, up 24% from year-end 2010

($ in millions, except per share data)	For the three months ended December 31,
	2011	2010	Change
Premiums, fees & other revenues	$11,498	$9,325	23%
Total operating revenues	$16,405	$13,762	19%

Net income	$1,125	$51	—
Net income per share	$1.06	$0.05	—

Operating earnings	$1,398	$1,194	17%
Operating earnings per share	$1.31	$1.18	11%

Book value per share	$54.59	$44.18	24%
Book value per share, excluding AOCI	$49.02	$43.23	13%

BUSINESS DISCUSSIONS

On November 21, 2011, MetLife announced it was reorganizing into three broad geographic regions – The Americas, EMEA (Europe, the Middle East and Africa) and Asia – to better reflect the company’s global reach. MetLife expects to report financial results under this new structure beginning with the first quarter of 2012.

During the fourth quarter of 2011, MetLife began reporting certain operations of MetLife Bank and insurance operations in the Caribbean Region, Panama and Costa Rica as divested businesses. These operations are excluded from operating earnings as well as investment portfolio and derivative gains and losses. Prior periods have been reclassified to conform with the current period segment presentation.

All comparisons of fourth quarter 2011 results in the business discussions that follow are with the fourth quarter of 2010, unless otherwise noted. Reconciliations of segment net income to segment operating earnings are provided in the tables that accompany this release and in the Fourth Quarter 2011 Quarterly Financial Supplement, which is available on the Investor Relations section of www.metlife.com.

U.S. BUSINESS

•

U.S. Business operating earnings of $932 million, up 4%; the annual review of deferred policy acquisition costs (“DAC”) assumptions and other adjustments resulted in a net $27 million, or $0.03 per share, after tax, increase in U.S. Business operating earnings

•	Favorable underwriting results in group life and continued improvement in non-medical health underwriting, particularly in the dental business

•	Variable annuity sales of $7.2 billion

•	Premiums, fees & other revenues of $7.6 billion, up 7% primarily due to growth in Retirement Products and Corporate Benefit Funding

Insurance Products

Operating earnings for Insurance Products – which includes group life, individual life and non-medical health insurance – were $411 million, up 33% largely due to the positive impact of DAC and other adjustments in individual life as well as favorable underwriting results in group life and non-medical health. Premiums, fees & other revenues for Insurance Products were $5.1 billion, relatively unchanged.

Retirement Products

Operating earnings for Retirement Products – which includes the company’s U.S. annuity products – were $216 million, down 5% due to the negative impact of DAC and other adjustments as well as lower variable investment income, offset by growth from strong positive net flows and higher core spreads. Compared with the fourth quarter of 2010 and the third quarter of 2011, total annuity sales increased 41% and declined 15%, respectively, primarily due to a change in the level of variable annuity sales. Premiums, fees & other revenues for Retirement Products were $1.0 billion, up 35% due to increased sales of immediate annuities and higher fee income.

Corporate Benefit Funding

Operating earnings for Corporate Benefit Funding – which includes the U.S. and U.K. pension closeout businesses, structured settlements and other benefit funding products – were $224 million, down 21% primarily due to lower variable investment income. Premiums, fees & other revenues for Corporate Benefit Funding were $739 million, up 44% largely due to higher pension closeout sales (which often fluctuate significantly from quarter to quarter).

Auto & Home

Operating earnings for Auto & Home were $81 million, up 9% due mainly to lower catastrophes. In addition, favorable non-catastrophe claim development related to prior accident years was $14 million, or $0.01 per share, after tax, compared with $16 million, after tax, in the fourth quarter of 2010. Excluding catastrophes, Auto & Home’s combined ratio remained strong at 90.2%, compared with 90.0%. Net written premiums were $740 million, up 2%.

INTERNATIONAL BUSINESS

•	International operating earnings of $570 million, up 89% largely due to the acquisition of Alico[2]

•	Total International sales up 12% compared with combined MetLife and Alico fourth quarter 2010 results

•	Premiums, fees & other revenues of $3.8 billion, reflecting growth in Latin America, Eastern Europe and the Middle East as well as the negative impact of foreign currency exchange rates

Japan

Operating earnings in Japan were $326 million, up 3% over the third quarter of 2011 largely due to higher net investment income and both solid underwriting results and improved persistency in accident and health insurance. Compared with combined MetLife and Alico results in the fourth quarter of 2010, sales grew 16%. Premiums, fees & other revenues in Japan were $1.8 billion, higher than in the fourth quarter of 2010 (which reflected only one month of Alico results) and relatively unchanged from the third quarter of 2011.

Other International Regions

Operating earnings in the Other International Regions were $244 million, up 17%, while premiums, fees & other revenues grew to $2.0 billion. The increases, which were largely due to the Alico acquisition, were partially offset by the negative impact of foreign currency exchange rates. In addition, in Latin America, premiums, fees & other revenues grew due to premium increases in Mexico, Chile and Argentina. Premiums, fees & other revenues also benefited from strong performance in the Middle East and Eastern Europe.

[2]	MetLife acquired Alico on November 1, 2010. Accordingly, Alico’s financial results prior to that date are not reflected in MetLife’s historical financial statements.

CORPORATE & OTHER

Corporate & Other had an operating loss of $104 million, compared with an operating loss of $2 million. Results in the fourth quarter of 2010 benefited from several one-time items, while the fourth quarter of 2011 was impacted by higher expenses.

INVESTMENTS

Net investment income was $4.9 billion, up 11% from the fourth quarter of 2010 and down slightly from the third quarter of 2011. During the fourth quarter of 2011, variable investment income was within the plan range at $247 million ($162 million, after tax and the impact of DAC). In the fourth quarter of 2010, variable investment income was $423 million ($268 million, after tax and the impact of DAC).

For the fourth quarter of 2011, MetLife reported a $213 million, after tax, investment portfolio net loss compared with an investment portfolio net gain of $6 million, after tax.

Separately, MetLife reported derivative net gains of $351 million, after tax, which were largely due to declines in interest rates and gains in the company’s variable annuity hedging program. In the fourth quarter of 2010, MetLife reported $1.1 billion, after tax, in derivative net losses. MetLife uses derivatives in connection with its broader portfolio management strategy to hedge a number of risks, including changes in interest rates and fluctuations in foreign currencies. Movement in interest rates, foreign currencies and MetLife’s credit spreads – which impact the valuation of certain insurance liabilities – can generate derivative gains or losses. Derivative gains or losses related to MetLife’s credit spreads do not have an economic impact on the company.

Conference Call

MetLife will hold its fourth quarter and full year 2011 earnings conference call and audio Webcast on Wednesday, February 15, 2012, from 8:00 to 9:00 a.m. (ET). The conference call will be available live via telephone and the Internet. To listen over the telephone, dial (612) 326-1027 (domestic and international callers). To listen to the conference call over the Internet, visit www.metlife.com (through a link on the Investor Relations page). Those who want to listen to the call on the telephone or via the Internet should dial in or go to the Web site at least fifteen minutes prior to the call to register, and/or download and install any necessary audio software.

The conference call will be available for replay via telephone and the Internet beginning at 10:00 a.m. (ET) on Wednesday, February 15, 2012, until Wednesday, February 22, 2012 at 11:59 p.m. (ET). To listen to a replay of the conference call over the telephone, dial (320) 365-3844 (domestic and international callers). The access code for the replay is 226299. To access the replay of the conference call over the Internet, visit the above-mentioned Web site.

About MetLife

MetLife, Inc. is a leading global provider of insurance, annuities and employee benefit programs, serving 90 million customers in over 50 countries. Through its subsidiaries and affiliates, MetLife holds leading market positions in the United States, Japan, Latin America, Asia Pacific, Europe and the Middle East. For more information, visit www.metlife.com.

Non-GAAP and Other Financial Disclosures

All references in this press release (except in this section) to net income (loss), net income (loss) per share, operating earnings, operating earnings per share, book value per share, and premiums, fees and other revenues, should be read as net income (loss) available to MetLife, Inc.’s common shareholders, net income (loss) available to MetLife, Inc.’s common shareholders per diluted common share, operating earnings available to common shareholders, operating earnings available to common shareholders per diluted common share, book value per common share, and premiums, fees and other revenues (operating), respectively.

Operating earnings is the measure of segment profit or loss that MetLife uses to evaluate segment performance and allocate resources. Consistent with accounting principles generally accepted in the United States of America (“GAAP”) accounting guidance for segment reporting, operating earnings is MetLife’s measure of segment performance. Operating earnings is also a measure by which MetLife senior management’s and many other employees’ performance is evaluated for the purposes of determining their compensation under applicable compensation plans.

Operating earnings is defined as operating revenues less operating expenses, both net of income tax. Operating earnings available to common shareholders is defined as operating earnings less preferred stock dividends.

Operating revenues and operating expenses exclude results of discontinued operations and other businesses that have been or will be sold or exited by MetLife (“Divested Businesses”). Operating revenues also excludes net investment gains (losses) (“NIGL”) and net derivative gains (losses) (“NDGL”).

The following additional adjustments are made to GAAP revenues, in the line items indicated, in calculating operating revenues:

•

Universal life and investment-type product policy fees excludes the amortization of unearned revenue related to NIGL and NDGL and certain variable annuity guaranteed minimum income benefits (“GMIB”) fees (“GMIB Fees”);

•

Net investment income: (i) includes amounts for scheduled periodic settlement payments and amortization of premium on derivatives that are hedges of investments but do not qualify for hedge accounting treatment, (ii) includes income from discontinued real estate operations, (iii) excludes post-tax operating earnings adjustments relating to insurance joint ventures accounted for under the equity method, (iv) excludes certain amounts related to contractholder-directed unit-linked investments, and (v) excludes certain amounts related to securitization entities that are variable interest entities (“VIEs”) consolidated under GAAP; and

•	Other revenues are adjusted for settlements of foreign currency earnings hedges.

The following additional adjustments are made to GAAP expenses, in the line items indicated, in calculating operating expenses:

•

Policyholder benefits and claims and policyholder dividends excludes: (i) changes in the policyholder dividend obligation related to NIGL and NDGL, (ii) inflation-indexed benefit adjustments associated with contracts backed by inflation-indexed investments and amounts associated with periodic crediting rate adjustments based on the total return of a contractually referenced pool of assets, (iii) benefits and hedging costs related to GMIBs (“GMIB Costs”), and (iv) market value adjustments associated with surrenders or terminations of contracts (“Market Value Adjustments”);

•

Interest credited to policyholder account balances includes adjustments for scheduled periodic settlement payments and amortization of premium on derivatives that are hedges of policyholder account balances but do not qualify for hedge accounting treatment and excludes amounts related to net investment income earned on contractholder-directed unit-linked investments;

•	Amortization of DAC and value of business acquired (“VOBA”) excludes amounts related to: (i) NIGL and NDGL, (ii) GMIB Fees and GMIB Costs and (iii) Market Value Adjustments;

•	Amortization of negative VOBA excludes amounts related to Market Value Adjustments;

•	Interest expense on debt excludes certain amounts related to securitization entities that are VIEs consolidated under GAAP; and

•	Other expenses excludes costs related to: (i) noncontrolling interests, (ii) implementation of new insurance regulatory requirements, and (iii) business combinations.

MetLife believes the presentation of operating earnings and operating earnings available to common shareholders as MetLife measures it for management purposes enhances the understanding of the company’s performance by highlighting the results of operations and the underlying profitability drivers of the business. Operating revenues, operating expenses, operating earnings, operating earnings available to common shareholders, operating earnings available to common shareholders per diluted common share, book value per common share, excluding accumulated other comprehensive income (“AOCI”), and book value per diluted common share, excluding AOCI, should not be viewed as substitutes for the following financial measures calculated in accordance with GAAP: GAAP revenues, GAAP expenses, GAAP income (loss) from continuing operations, net of income tax, GAAP net income (loss) available to MetLife, Inc.’s common shareholders, GAAP net income (loss) available to MetLife, Inc.’s common shareholders per diluted common share, book value per common share, and book value per diluted common share, respectively. Reconciliations of these measures to the most directly comparable GAAP measures are included in the Fourth Quarter 2011 Quarterly Financial Supplement and/or in the tables that accompany this earnings press release.

Statistical sales information for life insurance is calculated by MetLife using the LIMRA International, Inc. definition of sales for core direct sales, excluding company sponsored internal exchanges, corporate-owned life insurance, bank-owned life insurance, and private placement variable universal life insurance. Individual annuities sales consists of statutory premiums direct and assumed, excluding company sponsored internal exchanges.

Forward-Looking Statements

This press release may contain or incorporate by reference information that includes or is based upon forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give expectations or forecasts of future events. These statements can be identified by the fact that they do not relate strictly to historical or current facts. They use words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe” and other words and terms of similar meaning in connection with a discussion of future operating or financial performance. In particular, these include statements relating to future actions, prospective services or products, future performance or results of current and anticipated services or products, sales efforts, expenses, the outcome of contingencies such as legal proceedings, trends in operations and financial results.

Any or all forward-looking statements may turn out to be wrong. They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties. Many such factors will be important in determining the actual future results of MetLife, Inc., its subsidiaries and affiliates. These statements are based on current expectations and the current economic environment. They involve a number of risks and uncertainties that are difficult to predict. These statements are not guarantees of future performance. Actual results could differ materially from those expressed or implied in the forward-looking statements. Risks, uncertainties, and other factors that might cause such differences include the risks, uncertainties and other factors identified in MetLife, Inc.’s filings with the U.S. Securities and Exchange Commission (the “SEC”). These factors include: (1) difficult conditions in the global capital markets; (2) concerns over U.S. fiscal policy and the trajectory of the national debt of the U.S., as well as rating agency downgrades of U.S. Treasury securities; (3) increased volatility and disruption of the capital and credit markets, which may affect our ability to seek financing or access our credit facilities; (4) uncertainty about the effectiveness of the U.S. government’s programs to stabilize the financial system, the imposition of fees relating thereto, or the promulgation of additional regulations; (5) impact of comprehensive financial services regulation reform on us; (6) exposure to financial and capital market risk; (7) changes in general economic conditions, including the performance of financial markets and interest rates, which may affect our ability to raise capital, generate fee income and market-related revenue and finance statutory reserve requirements and may require us to pledge collateral or make payments related to declines in value of specified assets; (8) potential liquidity and other risks resulting from our participation in a securities lending program and other transactions; (9) investment losses and defaults, and changes to investment valuations; (10) impairments of goodwill and realized losses or market value impairments to illiquid assets; (11) defaults on our mortgage loans; (12) the impairment of other financial institutions that could adversely affect our investments or business; (13) our ability to address unforeseen liabilities, asset impairments, loss of key contractual relationships, or rating actions arising from acquisitions or dispositions, including our acquisition of American Life Insurance Company and Delaware American Life Insurance Company (collectively, “ALICO”) and to successfully integrate and manage the growth of acquired businesses with minimal disruption; (14) uncertainty with respect to the outcome of the closing agreement entered into with the United States Internal Revenue Service in connection with the acquisition of ALICO; (15) the dilutive impact on our stockholders resulting from the issuance of equity securities in connection with the acquisition of ALICO or otherwise; (16) economic, political, currency and other risks relating to our international operations, including with respect to fluctuations of exchange rates; (17) our primary reliance, as a holding company, on dividends from our subsidiaries to meet debt payment obligations and the applicable regulatory restrictions on the ability of the subsidiaries to pay such dividends; (18) downgrades in our claims paying ability, financial strength or credit ratings; (19) ineffectiveness of risk management policies and procedures; (20) availability and effectiveness of reinsurance or indemnification arrangements, as well as default or failure of counterparties to perform; (21) discrepancies between actual claims experience and assumptions used in setting prices for our products and establishing the liabilities for our obligations for future policy benefits and claims; (22) catastrophe losses; (23) heightened competition, including with respect to pricing, entry of new competitors, consolidation of distributors, the development of new products by new and existing competitors, distribution of amounts available under U.S. government programs, and for personnel; (24) unanticipated changes in industry trends; (25) changes in accounting standards, practices and/or policies; (26) changes in assumptions related to deferred policy acquisition costs, deferred sales inducements, value of business acquired or goodwill; (27) increased expenses relating to pension and postretirement benefit plans, as well as health care and other employee benefits; (28) exposure to losses related to variable annuity guarantee benefits, including from significant and sustained downturns or extreme volatility in equity markets, reduced interest rates, unanticipated policyholder behavior, mortality or longevity, and the adjustment for nonperformance risk; (29) deterioration in the experience of the “closed block” established in connection with the reorganization of Metropolitan Life Insurance Company; (30) adverse results or other consequences from litigation, arbitration or regulatory investigations; (31) inability to protect our intellectual property rights or claims of infringement of the intellectual property rights of others; (32) discrepancies between actual experience and assumptions used in establishing liabilities related to other contingencies or obligations; (33) regulatory, legislative or tax changes relating to our insurance, banking, international, or other operations that may affect the cost of, or demand for, our products or services, impair our ability to attract and retain talented and experienced management and other employees, or increase the cost or administrative burdens of providing benefits to employees; (34) the effects of business disruption or economic contraction due to disasters such as terrorist attacks, cyberattacks, other hostilities, or natural catastrophes, including any related impact on our disaster recovery systems, cyber- or other information security systems and management continuity planning; (35) the effectiveness of our programs and practices in avoiding giving our associates incentives to take excessive risks; and (36) other risks and uncertainties described from time to time in MetLife, Inc.’s filings with the SEC.

MetLife, Inc. does not undertake any obligation to publicly correct or update any forward-looking statement if MetLife, Inc. later becomes aware that such statement is not likely to be achieved. Please consult any further disclosures MetLife, Inc. makes on related subjects in reports to the SEC.

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MetLife, Inc.

Consolidated Statements of Operations (Unaudited)

	For the Three Months Ended December 31,		For the Years Ended December 31,
	2011	2010	2011	2010
	(In millions)		(In millions)
Revenues
Premiums	$9,171	$7,215	$36,361	$27,071
Universal life and investment-type product policy fees	1,950	1,689	7,806	6,028
Net investment income	4,938	4,766	19,606	17,511
Other revenues	654	647	2,532	2,328
Net investment gains (losses):
Other-than-temporary impairments on fixed maturity securities	(399)	(144)	(924)	(682)
Other-than-temporary impairments on fixed maturity securities transferred to other comprehensive income (loss)	(26)	31	(31)	212
Other net investment gains (losses)	(133)	29	88	62

Total net investment gains (losses)	(558)	(84)	(867)	(408)
Net derivative gains (losses)	591	(1,543)	4,824	(265)

Total revenues	16,746	12,690	70,262	52,265

Expenses
Policyholder benefits and claims	9,090	7,482	35,457	29,185
Interest credited to policyholder account balances	1,499	1,465	5,603	4,919
Policyholder dividends	316	329	1,446	1,485
Other expenses	4,320	3,434	17,730	12,764

Total expenses	15,225	12,710	60,236	48,353

Income (loss) from continuing operations before provision for income tax	1,521	(20)	10,026	3,912
Provision for income tax expense (benefit)	394	(86)	3,075	1,165

Income (loss) from continuing operations, net of income tax	1,127	66	6,951	2,747
Income (loss) from discontinued operations, net of income tax	25	19	20	39

Net income (loss)	1,152	85	6,971	2,786
Less: Net income (loss) attributable to noncontrolling interests	(4)	3	(10)	(4)

Net income (loss) attributable to MetLife, Inc.	1,156	82	6,981	2,790
Less: Preferred stock dividends	31	31	122	122
Preferred stock redemption premium (1)	—	—	146	—

Net income (loss) available to MetLife, Inc.’s common shareholders	$1,125	$51	$6,713	$2,668

Reconciliation to Operating Earnings Available to Common Shareholders (2)
Net income (loss) available to MetLife, Inc.’s common shareholders	$1,125	$51	$6,713	$2,668
Adjustments from net income (loss) available to MetLife, Inc.’s common shareholders to operating earnings available to common shareholders:
Less: Net investment gains (losses)	(558)	(84)	(867)	(408)
Less: Net derivative gains (losses)	591	(1,543)	4,824	(265)
Less: Other adjustments to continuing operations	(521)	(58)	(1,641)	(914)
Less: Provision for income tax (expense) benefit	186	526	(845)	379
Less: Income (loss) from discontinued operations, net of income tax	25	19	20	39
Add: Net income (loss) attributable to noncontrolling interests	(4)	3	(10)	(4)
Add: Preferred stock redemption premium (1)	—	—	146	—

Operating earnings available to common shareholders	$1,398	$1,194	$5,358	$3,833

Reconciliation of GAAP revenues to operating revenues and GAAP expenses to operating expenses (2)
Total revenues	$16,746	$12,690	$70,262	$52,265
Less: Net investment gains (losses)	(558)	(84)	(867)	(408)
Less: Net derivative gains (losses)	591	(1,543)	4,824	(265)
Less: Adjustments related to net investment gains (losses) and net derivative gains (losses)	—	(5)	14	1
Less: Other adjustments to revenues	308	560	907	1,494

Total operating revenues	$16,405	$13,762	$65,384	$51,443

Total expenses	$15,225	$12,710	$60,236	$48,353
Less: Adjustments related to net investment gains (losses) and net derivative gains (losses)	7	(138)	572	125
Less: Other adjustments to expenses	822	751	1,990	2,284

Total operating expenses	$14,396	$12,097	$57,674	$45,944

	For the Three Months Ended December 31,		For the Years Ended December 31,
	2011	2010	2011	2010
Diluted Earnings Per Common Share Calculation:
Net income (loss) available to MetLife, Inc.’s common shareholders per common share - diluted	$1.06	$0.05	$6.29	$3.00
Less: Net investment gains (losses)	(0.52)	(0.08)	(0.81)	(0.46)
Less: Net derivative gains (losses)	0.55	(1.52)	4.52	(0.30)
Less: Other adjustments to continuing operations	(0.48)	(0.07)	(1.54)	(1.02)
Less: Provision for income tax (expense) benefit	0.18	0.52	(0.79)	0.43
Less: Income (loss) from discontinued operations, net of income tax	0.02	0.02	0.02	0.04
Add: Net income (loss) attributable to noncontrolling interest	—	—	(0.01)	—
Add: Preferred stock redemption premium	—	—	0.14	—

Operating earnings available to common shareholders per common share - diluted	$1.31	$1.18	$5.02	$4.31

Weighted average common shares outstanding - diluted (1)	1,066.3	1,014.9	1,068.1	889.6

			December 31,
			2011	2010
Book Value Per Common Share Calculation:
Book value per common share - (actual common shares outstanding) (3)			$54.59	$44.18
Less: Accumulated other comprehensive income (loss) per common share			5.57	0.95

Book value per common share, excluding accumulated other comprehensive income (loss) - (actual common shares outstanding) (3)			$49.02	$43.23

Common shares outstanding, end of year (1)			1,058.0	1054.4

MetLife, Inc.

Reconciliations of Net Income (Loss) Available to Common Shareholders to

Operating Earnings Available to Common Shareholders

(Unaudited)

	For the Three Months Ended December 31,		For the Years Ended December 31,
	2011	2010	2011	2010
	(In millions)		(In millions)
Total U.S. Business Operations:
Net income (loss) available to MetLife, Inc.’s common shareholders	$1,192	$406	$5,607	$3,490
Less: Net investment gains (losses)	(52)	129	151	411
Less: Net derivative gains (losses)	823	(921)	3,950	287
Less: Other adjustments to continuing operations	(381)	37	(811)	(485)
Less: Provision for income tax (expense) benefit	(134)	264	(1,150)	(83)
Less: Income (loss) from discontinued operations, net of income tax	(2)	5	61	19
Add: Net income (loss) attributable to noncontrolling interest	(6)	2	(3)	3

Operating earnings available to common shareholders	$932	$894	$3,403	$3,344

Insurance Products:
Net income (loss) available to MetLife, Inc.’s common shareholders	$566	$(34)	$2,664	$1,371
Less: Net investment gains (losses)	(2)	25	53	103
Less: Net derivative gains (losses)	160	(496)	1,849	215
Less: Other adjustments to continuing operations	84	(57)	(125)	(244)
Less: Provision for income tax (expense) benefit	(85)	183	(623)	(28)
Less: Income (loss) from discontinued operations, net of income tax	(1)	2	36	4
Add: Net income (loss) attributable to noncontrolling interest	1	—	1	—

Operating earnings available to common shareholders	$411	$309	$1,475	$1,321

Retirement Products:
Net income (loss) available to MetLife, Inc.’s common shareholders	$248	$10	$1,421	$792
Less: Net investment gains (losses)	12	43	84	139
Less: Net derivative gains (losses)	527	(392)	1,747	235
Less: Other adjustments to continuing operations	(496)	23	(777)	(381)
Less: Provision for income tax (expense) benefit	(14)	109	(368)	(4)
Less: Income (loss) from discontinued operations, net of income tax	—	—	—	1
Add: Net income (loss) attributable to noncontrolling interest	(3)	1	(2)	1

Operating earnings available to common shareholders	$216	$228	$733	$803

Corporate Benefit Funding:
Net income (loss) available to MetLife, Inc.’s common shareholders	$298	$354	$1,432	$1,032
Less: Net investment gains (losses)	(63)	65	23	176
Less: Net derivative gains (losses)	138	(39)	366	(162)
Less: Other adjustments to continuing operations	31	71	91	140
Less: Provision for income tax (expense) benefit	(35)	(28)	(166)	(54)
Less: Income (loss) from discontinued operations, net of income tax	(1)	3	25	14
Add: Net income (loss) attributable to noncontrolling interest	(4)	1	(2)	2

Operating earnings available to common shareholders	$224	$283	$1,091	$920

Auto & Home:
Net income (loss) available to MetLife, Inc.’s common shareholders	$80	$76	$90	$295
Less: Net investment gains (losses)	1	(4)	(9)	(7)
Less: Net derivative gains (losses)	(2)	6	(12)	(1)
Less: Provision for income tax (expense) benefit	—	—	7	3

Operating earnings available to common shareholders	$81	$74	$104	$300

Total International Operations: (2)
Net income (loss) available to MetLife, Inc.’s common shareholders	$214	$(182)	$1,933	$(126)
Less: Net investment gains (losses)	(337)	(21)	(837)	(289)
Less: Net derivative gains (losses)	(230)	(648)	985	(491)
Less: Other adjustments to continuing operations	(5)	(14)	(403)	(427)
Less: Provision for income tax (expense) benefit	189	187	15	274
Less: Income (loss) from discontinued operations, net of income tax	27	13	(44)	22
Add: Net income (loss) attributable to noncontrolling interest	—	1	(5)	(5)

Operating earnings available to common shareholders	$570	$302	$2,212	$780

Japan:
Net income (loss) available to MetLife, Inc.’s common shareholders	$254	$2	$1,185	$2
Less: Net investment gains (losses)	(106)	(9)	(221)	(9)
Less: Net derivative gains (losses)	(28)	(144)	200	(144)
Less: Other adjustments to continuing operations	23	12	38	12
Less: Provision for income tax (expense) benefit	41	49	(3)	49
Add: Net income (loss) attributable to noncontrolling interest	2	—	5	—

Operating earnings available to common shareholders	$326	$94	$1,176	$94

Other International Regions: (2)
Net income (loss) available to MetLife, Inc.’s common shareholders	$(40)	$(184)	$748	$(128)
Less: Net investment gains (losses)	(231)	(12)	(616)	(280)
Less: Net derivative gains (losses)	(202)	(504)	785	(347)
Less: Other adjustments to continuing operations	(28)	(26)	(441)	(439)
Less: Provision for income tax (expense) benefit	148	138	18	225
Less: Income (loss) from discontinued operations, net of income tax	27	13	(44)	22
Add: Net income (loss) attributable to noncontrolling interest	(2)	1	(10)	(5)

Operating earnings available to common shareholders	$244	$208	$1,036	$686

Corporate & Other: (2)
Net income (loss) available to MetLife, Inc.’s common shareholders	$(281)	$(173)	$(827)	$(696)
Less: Net investment gains (losses)	(169)	(192)	(181)	(530)
Less: Net derivative gains (losses)	(2)	26	(111)	(61)
Less: Other adjustments to continuing operations	(135)	(81)	(427)	(2)
Less: Provision for income tax (expense) benefit	131	75	290	188
Less: Income (loss) from discontinued operations, net of income tax	—	1	3	(2)
Add: Net income (loss) attributable to noncontrolling interest	2	—	(2)	(2)
Add: Preferred stock redemption premium (1)	—	—	146	—

Operating earnings available to common shareholders	$(104)	$(2)	$(257)	$(291)

(1)	In connection with the financing of the acquisition of American Life Insurance Company and Delaware American Life Insurance Company in November 2010, MetLife, Inc. issued to AM Holdings LLC (formerly known as ALICO Holdings LLC)(“AM Holdings”) 6,857,000 shares of convertible preferred stock. For purposes of the December 31, 2010 common share and weighted average common share calculations, the convertible preferred stock was treated as 68,570,000 shares of common stock. On March 8, 2011, MetLife, Inc. issued 68,570,000 shares of common stock for net proceeds of $3.0 billion, which were used to repurchase and cancel the 6,857,000 shares of convertible preferred stock held by AM Holdings, resulting in a preferred stock redemption premium of $146 million.
(2)	Certain amounts in the prior periods have been reclassified to conform with the current period segment presentation. During the fourth quarter of 2011, MetLife, Inc. began reporting certain operations of MetLife Bank, National Association and insurance operations in the Caribbean Region, Panama and Costa Rica as Divested Businesses.
(3)	MetLife, Inc.’s common equity excludes $2,043 million of equity related to preferred stock.